UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201 Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced on May 11, 2016 by Pernix Therapeutics Holdings, Inc. (the “Company”), as a result of the appointment of John Sedor, a director of the Company, as Interim Chief Executive Officer of the Company and the resignation of Mr. Sedor from each of the Company’s Audit Committee, Compensation Committee and Nominating Committee, the Company is not currently in compliance with the “three independent member audit committee” requirement of the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(c)(2)(A). The Company intends to appoint an additional independent director to its Board and each of its committees, including the Audit Committee, prior to the end of the cure period provided by the Nasdaq rules noted below. On May 16, 2016, in response to the Company's notification, the Company received a notice from the Nasdaq Listing Qualifications staff (“Nasdaq Notice”) confirming that the Company was not in compliance with the independent director requirement as set forth in Nasdaq Listing Rule 5605. The Nasdaq Notice indicated that consistent with Nasdaq Listing Rule 5606(c)(4), Nasdaq will provide the Company with a cure period to regain compliance until November 7, 2016.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: May 19, 2016	By:	/s/ Sanjay Patel
Sanjay Patel
Chief Financial Officer

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